SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant    [  ]

Filed by a Party other than the Registrant    [x]

Check the appropriate box:

[  ]        Preliminary Proxy Statement

[  ]        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[  ]        Definitive Proxy Statement

[X]        Definitive Additional Materials

[  ]        Soliciting Material Pursuant to § 240.14a-12

INNOVIVA, INC.

(Name of Registrant as Specified In Its Charter)

Sarissa Capital Domestic Fund LP

Sarissa Capital Offshore Master Fund LP

Sarissa Capital Fund GP LLC

Sarissa Capital Fund GP LP

Sarissa Capital Offshore Fund GP LLC

Sarissa Capital Management GP LLC

Sarissa Capital Management LP

Dr. Alexander J. Denner

Mr. Mark DiPaolo

Mr. George W. Bickerstaff, III

Mr. Jules Haimovitz

Dr. Odysseas Kostas

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]        No fee required.

[  ]        Fee computed on table below per Exchange Act Rule 14a-6(i)(4) and 0-11.

1)        Title of each class of securities to which transaction applies:

2)        Aggregate number of securities to which transaction applies:

3)        Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)        Proposed maximum aggregate value of transaction:

5)        Total fee paid:

[  ]        Fee paid previously with preliminary materials.

[  ]        Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)        Amount Previously Paid:

2)        Form, Schedule or Registration Statement No.:

3)        Filing Party:

4)        Date Filed:

On March 27, 2017, Sarissa Capital Management LP, together with the other Participants (as defined below), launched a website in connection with its solicitation of proxies for the 2017 annual meeting of shareholders of Innoviva, Inc. The website is available at www.dfking.com/INVA and includes the following information:

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ANNUAL MEETING OF STOCKHOLDERS OF INNOVIVA, INC. Sarissa Capital Management LP Annual Meeting Date - April 20th, 2017 Sarissa Nominees Nominees Bios Investor Materials: Definitive Proxy Statement Investor Presentation Press Release dated March 13, 2017 Important Information

NOMINEES BIOS SARISSA CAPITAL MANAGEMENT L P MR. GEORGE W. BICKERSTAFF. III, age 61 George W. Bickerstaff. III currently serves as a Managing Director of M.M. Dillon & Co. LLC. an Investment banking firm. which he joined in 2005. Prior to joining M.M. Dillon & Co., LLC, Mr. Bickerstaff held various positions with Novartis International AG, a global leader in pharmaceuticals and consumer health. including Chief Financial Officer of Novartis Pharma AG from October 2000 to May 2005. From December 1999 to September 2000. Mr. Bickerstaff served as Executive Vice President and Chief Financial Officer of Workscape, Inc.. a provider of employee-related information services. From July 1998 to December 1999, Mr. Bickerstaff served as Executive Vice President and Chief Financial Officer of Uniscribe Professional Services. Inc., a nationwide provider of paper and technology-based document management solutions From January 1998 to June 1998, Mr. Bickerstaff served as Executive Vice President and Chief Financial Officer of Intellisource Group, Inc., a provider of information technology solutions to the federaI, state and local governments and utility markets. From July 1997 to December 1997, Mr. Bickerstaff served as Vice President of Finance of Cognizant Corporation, a global business information services company. From January 1990 to June 1997. Mr. Bickerstaff served in various senior finance roles, including Chief Financial Officer of IMS Healthcare, a global business information services company in the healthcare and pharmaceutical industries. Prior to that, Mr. Bickerstaff held various finance, audit and engineering positions with the Dun & Bradstreet Corporation from 1985 to 1989 and General Electric Company from 1978 to 1985. Mr. Bickerstaff currently serves on the board of directors of Inovio Pharmaceuticals, Inc., CareDx. Inc. and Cardax, Inc. Beginning in May 2016, Mr. Bickerstaff served on the board of directors of ARIAD Pharmaceuticals, Inc. until ARIAD was acquired by Takeda Pharmaceutical Company Limited on February 16, 2017. Mr. Bickerstaff’s non-profit activities include serving on the board of directors of Global Oncology, the International Vaccine Institute the International Centre for Missing and Exploited Children and the Center for Disease Dynamics, Economics & Policy. Mr. Bickerstaff received a Bachelor of Science degree in engineering and a Bachelor of Arts degree in business administration from Rutgers University in 1978. Based upon Mr. Bickerstaff’s substantial financial experience in the healthcare and pharmaceutical industries, along with his knowledge in dealing with financial, accounting and regulatory matters in those industries and insight into the views of shareholders, investors, analysts and others in the financial community, and his education, the Beneficial Owners believe that Mr. Bickerstaff has the requisite set of skills to serve as a Board member of Innoviva. MR. JULES HAIMOVITZ. age 66 Jules Haimovitz currently serves as President of the Haimovitz Consulting Group, a private media consulting firm From July 2002 until July 2007, Mr. Haimovitz served as Vice Chairman and Managing Partner of Dick Clark Productions Inc., a producer of programming for television, cable networks and syndicators. From June 1999 to July 2004, Mr. Haimovitz served in various capacities at Metro Goldwyn Mayer Inc.. including President of MGM Networks Inc., a wholly-owned subsidiary. From July 1997 to February 1999, he served as President and Chief Operating Officer of King World Productions, Inc., a worldwide distributor of first-run programming. Mr. Haimovitz has also served in executive positions at Diva Systems Corporation, ITC Entertainment Group, Spelling Entertainment Inc. and Viacom Inc. Beginning in May 2016, Mr. Haimovitz served on the board of directors of ARIAD Pharmaceuticals, Inc. until ARIAD was acquired by Takeda Pharmaceutical Company Limited on February 16, 2017. Mr. Haimovitz previously served on the boards of Spelling Entertainment Inc.. Blockbuster, Dial Global Inc. (formerly Westwood One), Blucora (formerly Infospace). Orion Pictures Corporation, Lifetime and Video Jukebox Network Inc. Mr. Haimovitz also previously chaired the Audit Committee and the Strategic Planning Committee of ImClone Systems Incorporated through its sale to Eli Lilly and Company in 2008. Mr. Haimovitz holds a dual Bachelor of Arts degree in mathematics and communications, as well as a Master of Arts degree in mathematics, from Brooklyn College. BasEd upon Mr. Haimovitz’s impressive background as an executive officEr and board mEmber of various companies, the Beneficial Owners believE that Mr. Haimovitz has the requisite set of skills to serve as a Board member of lnnoviva. DR. ODYSSEAS KOSTAS. age 42 Odysseas Kostas, M.D. has been a senior analyst of Sarissa Capital since January 2016. Sarissa Capital focuses on improving the strategies of companies to enhance shareholder value. From 2011 to 2015, Dr. Kostas served as a DirEctor at Evercore ISI (formerly ISI), covering the BiotEchnology and pharmaceutical industries Previously, he practiced internal medicine as part of the Yale New Haven Health System and was engaged as a consultant to various biotechnology companies. Since 2013, Dr. Kostas has been a member of the board of directors of Enzon Pharmaceuticals. In addition from 2010 to 2011. Dr. Kostas served as a member of the board of directors of Mast Therapeutics. Dr. Kostas received his S.B. degree from the Massachusetts lnstitute of Technology and his M.D. degree from the University of Taxas Southwestern Medical School Based upon Dr Kostas previous experience as a member of boards of directors and knowledge of the medical industry, the Beneficial Owners believe that Dr Kostas has the requisite set of skills to serve as a Board member of Innoviva.

SARISSA CAPITAL MANAGEMENT LP DISCLAIMER The views expressed on this website represent the opinions of Sarissa Capital Management LP and certain of its affiliates (collectively. “Sarissa”), which beneficially own shares of Innoviva, Inc. (the “Company”) and are based on publicly available information with respect to the Company. Sarissa recognizes that there may be confidential information in the possession of the Company that could lead it or others to disagree with Sarissa’s conclusions. Sarissa reserves the right to change any of its opinions expressed herein at any time as it deems appropriate and disclaims any obligation to notify the market or any other party of any such changes. Sarissa disclaims any obligation to update the information or opinions contained on this website. Certain financial projections and statements made herein have been derived or obtained from filings made with the Securities and Exchange Commission (“SEC”) or other regulatory authorties and from other third party reports. There is no assurance or guarantee with respect to the prices at which any securities of the Company will trade, and such securities may not trade at prices that may be implied herein. The estimates, projections and potential impact of the opportunities identified by Sarissa herein are based on assumptions that Sarissa believes to be reasonable as of the date of the materials on this website, but there can be no assurance or guarantee that actual results or performance of the Company will not differ, and such differences may be material. The materials on this website are provided merely as information and are not intended to be. nor should they be construed as. an offer to sell or a solicitation of an offer to buy any security. These materials do not recommend the purchase or sale of any security. Sarissa currently beneficially owns shares of the Company. It is possible that there will be developments in the future that cause Sarissa from time to time to sell all or a portion of its holdings of the Company in open market transactions or otherwise (including via short sales), buy additional shares (in open market or privately negotiated transactions or otherwise), or trade in options, puts, calls or other derivative instruments relating to such shares. Although Sarissa believes the statements made in this website are substantially accurate in all material respects and does not omit to state material facts necessary to make those statements not misleading, Sarissa makes no representation or warranty, express or implied, as to the accuracy or completeness of those statements or any other written or oral communication it makes with respect to the Company and any other companies mentioned, and Sarissa expressly disclaims any liability relating to those statements or communications (or any inaccuracies or omissions therein). Thus, shareholders and others should conduct their own independent investigation and analysis of those statements and communications and of the Company and any other companies to which those statements or communications may be relevant. This website may contain links to articles and/or videos (collectively. “Media”). The view and opinions expressed in such Media are those of the author(s)/speaker(s) referenced or quoted in such Media and, unless specifically noted otherwise, do not necessarily represent the opinion of Sarissa This website may be deemed to constitute solicitation material and is intended solely to inform shareholders so that they may make an informed decision regarding the proxy solicitation, as explained in greater detail below. Cautionary Statement Regarding a Forward-Looking Statements The materials on this website contain forward-looking statements. All statements contained herein that are not clearly historical in nature or that necessarily depend on future events are forward-looking. and the words ‘‘anticipate,” “believe,” “expect,” “potential,” “opportunity.” “estimate,” plan,” and similar expressions are generally intended to identify forward-looking statements. The projected results and statements contained herein that are not: historical facts are based on current expectations, speak only as of the date of these materials and involve risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such projected results and statements. Assumptions relating to the foregoing involve judgments with respect to. among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of Sarissa. Although Sarissa believes that the assumptions underlying the projected results or forward-looking statements are reasonable as of the date of these materials, any of the assumptions could be inaccurate and therefore. there can be no assurance that the projected results or forward-looking statements included herein will prove to be accurate. In light of the significant uncertainties inherent in the projected results and forward- looking statements included herein, the inclusion of such information should not be regarded as a representation as to future results or that the objectives and strategic initiatives expressed or implied by such projected results and forward-looking statements will be achieved. Sarissa will not undertake and specifically declines any obligation to disclose the results of any revisions that may be made to any projected results or forward-looking statements herein to reflect events or circumstances after the date of such projected results or statements or to reflect the occurrence of anticipated or unanticipated events. Additional Information ON MARCH 22, 2017, SARISSA CAPITAL MANAGEMENT LP (“SARISSA”), TOGETHER WITH THE OTHER PARTICIPANTS IN SARISSA’S PROXY SOLICITATION (THE “PARTICIPANTS”). FILED A DEFINITIVE PROXY STATEMENT AND ACCOMPANYING GOLD PROXY CARD WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) TO BE USED TO SOLICIT PROXIES IN CONNECTION WITH THE 2017 ANNUAL MEETING OF SHAREHOLDERS OF INNOVIVA, INC. (THE “COMPANY”). SHAREHOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES FROM THE SHAREHOLDERS OF THE COMPANY BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS. THE DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY IS AVAILABLE TO SHAREHOLDER OF THE COMPANY AT NO CHARGE AT THE SEC’S WEBSITE AT WWW.SEC.GOV. THE DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY IS ALSO AVAILABLE BY CONTACTING SARISSA’S PROXY SOLICITOR, D.F. KING & CO., INC., BY TELEPHONE AT THE FOLLOWING NUMBERS: STOCKHOLDERS CALL TOLL-FREE: (800) 549-6746 AND BANKS AND BROKERAGE FIRMS CALL: (212) 269-5550, OR THROUGH THE INTERNET AT WWW.DFKIHG.COM./INVA.